PRICEWATERHOUSECOOPERS                            Exhibit 16.2



                                        PricewaterhouseCoopers LLP
                                        300 Atlantic Street
                                        P.O. Box 9316
                                        Stamford   CT  06904-9316
                                        Telephone  (203) 539 3000
                                        Facsimile  (203) 539 3001



 September 10, 2003

 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D.C. 20549

 Commissioners:

 We have read the statements made by Competitive Technologies, Inc. ("CTI") (copy attached), which we understand was filed with the Commission, pursuant to Item 4 of Form 8-K, as part of CTI's Form 8-K report dated September 2, 2003. With respect to the statements concerning PricewaterhouseCoopers
 LLP, we make the following observations:
      In the first paragraph, we do not agree with the date upon which our Firm ceased to serve as CTI's independent accountant. On August 25, 2003, we received notification from CTI that we had been dismissed as CTI's independent accountant.
      In the third and fourth paragraphs regarding disagreements and reportable events, respectively, based on the date of our dismissal, as discussed above, we believe the September 2, 2003 date should be August 25, 2003.


 Very truly yours,


 s/PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP